EXHIBIT 99.2

AUDITED FINANCIAL STATEMENTS FOR BUSINESS ACQUIRED

Avalon Global Solutions, Inc.

Hampton, Virginia

FINANCIAL REPORT

June 30, 2011 and 2010

TABLE OF CONTENTS

Independent Auditor’s Report	1

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Stockholders’ Deficit	4

Consolidated Statements of Cash Flows	5-6

Notes to Consolidated Financial Statements	7-26

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

Avalon Global Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Avalon Global Solutions, Inc. (the “Company”) as of June 30, 2011 and 2010 and the related consolidated statements of operations and changes in stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements as well as assessment of the accounting principles used and significant estimates made by management, and evaluation of the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Avalon Global Solutions, Inc. as of June 30, 2011 and 2010 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ McPhillips Roberts & Deans PLC

Norfolk, Virginia

March 6, 2012

1

AVALON GLOBAL SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS
June 30, 2011 and 2010

	2011	2010

ASSETS

Current Assets
Cash and cash equivalents	$1,042	$6,631
Accounts receivable	2,143,613	1,599,430
Unbilled accounts receivable	608,994	384,620
Prepaid expenses and other assets	34,600	30,723

Total Current Assets	2,788,249	2,021,404

Noncurrent Assets
Property and equipment, net	351,976	556,672
Goodwill	890,354	-
Intangibles, net	1,849,641	808,068
Deferred financing fees, net	184,066	217,033
Deposits and other assets	10,964	4,093

TOTAL ASSETS	$6,075,250	$3,607,270

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Line of credit	$649,156	$844,938
Current portion of notes payable	876,625	26,418
Accounts payable	1,752,714	1,434,883
Accrued expenses	86,570	174,892
Deferred revenue	451,861	199,534
Capital lease payable	1,244	9,077

Total Current Liabilities	3,818,170	2,689,742

Long Term Liabilities
Deferred income taxes	130,000	-
Notes payable, net of current portion	3,283,639	2,437,102

Total Liabilities	7,231,809	5,126,844

Stockholders' Deficit
Common stock	17,002	14,010
Additional paid-in capital	497,008	-
Accumulated deficit	(1,670,569)	(1,533,584)

Total Stockholders' Deficit	(1,156,559)	(1,519,574)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$6,075,250	$3,607,270

See Accompanying Notes to Consolidated Financial Statements	2

AVALON GLOBAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended June 30, 2011 and 2010

	2011	2010

Revenues	$7,425,015	$9,883,661

Cost of Sales	4,456,254	7,589,551

Gross Profit	2,968,761	2,294,110

Operating Expenses	2,771,681	3,105,278

Income (Loss) From Operations	197,080	(811,168)

Other Income (Expense)
Interest income	518	2,703
Interest expense	(204,583)	(161,204)
Loss on merger	-	(326,438)

Total Other Expense	(204,065)	(484,939)

Loss Before Taxes	(6,985)	(1,296,107)

Income Tax Expense	(130,000)	-

NET LOSS	$(136,985)	$(1,296,107)

See Accompanying Notes to Consolidated Financial Statements	3

AVALON GLOBAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the Years Ended June 30, 2011 and 2010

	Common Stock		Additional	Accumulated
	Issued	Amount	Paid-In Capital	Deficit	Total

Balance, June 30, 2009	5,922,721	$5,923	$-	$(237,477)	$(231,554)

Issuance of common stock	8,087,282	8,087	-	-	8,087

Net loss	-	-	-	(1,296,107)	(1,296,107)

Balance, June 30, 2010	14,010,003	14,010	-	(1,533,584)	(1,519,574)

Issuance of common stock	2,991,548	2,992	497,008	-	500,000

Net loss	-	-	-	(136,985)	(136,985)

Balance, June 30, 2011	17,001,551	$17,002	$497,008	$(1,670,569)	$(1,156,559)

See Accompanying Notes to Consolidated Financial Statements	4

AVALON GLOBAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended June 30, 2011 and 2010

	2011	2010
Cash Flows from Operating Activities
Net loss	$(136,985)	$(1,296,107)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	240,983	239,912
Amortization of intangibles	477,895	306,043
Amortization of deferred financing costs	32,967	32,967
Loss on merger	-	326,438
Deferred income taxes	130,000	-
Changes in operating assets and liabilities
Accounts receivable and unbilled accounts receivable	(440,714)	1,060,006
Prepaid expenses and other assets	28,141	21,318
Deposits and other assets	2,354	-
Accounts payable and accrued expenses	42,912	(965,029)
Deferred revenue	(27,833)	(9,793)

Net Cash Provided by (Used In) Operating Activities	349,720	(284,245)

Cash Flows from Investing Activities
Cash contributed in connection with NRG merger	-	171,405
Acquisition of CSLLC, net of cash acquired	(185,971)	-
Purchase of property and equipment	-	(65,975)
Software development costs	(319,468)	(309,854)

Net Cash Used In Financing Activities	(505,439)	(204,424)

Cash Flows from Financing Activities
Net short-term repayments	(195,782)	(23,777)
Borrowings on notes payable	490,000	516,000
Principal payments on notes payable	(136,255)	(123,293)
Principal payments under capital lease obligation	(7,833)	(34,602)
Issuance of common stock	-	3,723

Net Cash Provided by Financing Activities	150,130	338,051

Decrease in Cash and Cash Equivalents	(5,589)	(150,618)

Cash and cash equivalents, beginning of year	6,631	157,249

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,042	$6,631

Continued

See Accompanying Notes to Consolidated Financial Statements	5

AVALON GLOBAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended June 30, 2011 and 2010

	2011	2010

Supplemental Cash Flow Information
Cash paid for interest	$194,611	$159,541

Noncash Investing and Financing Activities
Debt issued in connection with acquisition of CSLLC	$1,200,000	$-
Issuance of common stock in connection with acquisition of CSLLC	$500,000	$-
Accounts payable converted to note payable	$137,406	$-

See Accompanying Notes to Consolidated Financial Statements	6

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Organization Avalon Global Solutions, Inc. (the “Company” or “Avalon”) was incorporated under the laws of the State of Florida on February 18, 2009. The Company’s corporate headquarters is located in Hampton, Virginia. The Company has an operational sales office, invoice processing and helpdesk centers, logistics and data storage facilities located in Virginia, California, Michigan, Tennessee and North Carolina.

Nature of Operations The Company specializes in providing both wireline and wireless telecommunications lifecycle management services. Services are characterized as follows:

▪	Managed services - Consists of providing telecommunication device and asset management, telecommunications expense management, helpdesk services, telecom expense optimization, invoice billing, management and payment services.

▪	Asset management services – Consists of providing asset management for wireline and wireless communications. Services include wireless equipment rental, replacement and repair and wireless warranty services.

▪	Compliance services – Consists of performing permission based audits, accounts payable audits, and compliance reviews.

▪	Consulting services – Consists of performing telecommunications network assessments, contract negotiations, information security consulting services, and infrastructure consulting services.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany amounts have been eliminated in consolidation.

Use of Estimates The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring use of estimates and judgment relate to revenue recognition, accounts receivable valuation reserves, realizability of intangible assets, realizability of deferred income tax assets and the evaluation of contingencies and litigation. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

7

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Significant Customers Significant customer concentrations expressed as a percentage of our consolidated revenues is set forth in the table below:

Customer Name	2011 As a % of Revenues	2010 As a % of Revenues

U.S. Customs Border Patrol	-%	22%
U.S. Department of Transportation	9%	9%
U.S. Department of Veteran Affairs	8%	9%
Alcohol, Tobacco and Firearms (ATF)	7%	8%

Due to the nature of our business and the relative size of certain contracts, which are entered into in the ordinary course of business, the loss of any single significant customer could have a material adverse effect on our results of operations.

Concentrations of Credit Risk Significant customer accounts receivable concentrations expressed as a percentage of our consolidated accounts receivable is set forth in the table below:

Customer Name	2011 As a % of Receivables	2010 As a % of Receivables

Alcohol, Tobacco and Firearms (ATF)	24%	35%
Oracle America, Inc.	-%	6%
Siemens Enterprise Communications	3%	6%
Sonoco Products	20%	5%
U.S. Customs Border Patrol	3%	7%
U.S. Department of Transportation	5%	5%
U.S. Department of Veterans Affairs	4%	10%

Fair Value of Financial instruments The consolidated financial statements include financial instruments for which the fair market value may differ from amounts reflected on a historical basis. The Company’s financial instruments include cash equivalents, accounts receivable, notes receivable, accounts payable, short-term debt and other financial instruments associated with the issuance of the common stock. The carrying values of cash equivalents, accounts receivable, notes receivable, and accounts payable approximate their fair value because of the short maturity of these instruments and past evidence indicates that these instruments settle for their carrying value. The carrying amounts of the Company’s bank borrowings under its credit facility approximate fair value because the interest rates are reset periodically to reflect current market rates.

8

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents The Company maintains interest-bearing cash deposits and short-term overnight investments with a large financial institution. The Company considers all highly liquid investments with original maturities of three months or less are considered to be cash equivalents for purposes of these consolidated financial statements.

At various times during the years presented, the Company may have had on deposit with a single financial institution more than $250,000, which is the limit currently insured by the Federal Deposit Insurance Corporation.

Accounts Receivable The Company's accounts receivable is due from federal and state governments and established publicly-traded and private sector companies in the following industries: broadcasting and communications, consumer retail, manufacturing, healthcare, and financial services. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are generally due within 45 to 60 days and are stated at amounts due from customers net of an allowance for doubtful accounts if deemed necessary. Customer account balances outstanding longer than the contractual payment terms are reviewed for collectability and after 90 days are considered past due unless arrangements were made at the time of the transaction that specified different payment terms. Past due accounts are not charged a monthly finance charge.

The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

The Company has not historically maintained an allowance for doubtful accounts for our federal government or commercial customers as the Company has not witnessed any material or recurring bad debt charges and the nature and size of the contracts has not necessitated the Company’s establishment of such a reserve. Upon specific review and our determination that a reserve may be required, we will reserve such amount if we view the account as potentially uncollectable.

Unbilled Accounts Receivable Unbilled accounts receivable consists of consulting services provided and invoice billing and payment services performed near the period-end but not billed until the following period or not billable until certain contractually agreed upon billing milestones are met.

Property and Equipment Property and equipment (including assets acquired under capital lease arrangements) are stated at historical cost, net of accumulated depreciation and amortization. Depreciation and amortization expense is computed using the straight-line method over the estimated useful lives based upon the classification of the property and/or equipment or lease period for assets acquired under capital lease arrangements. The estimated useful lives of the assets are as follows:

9

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Mobile devices	3 years
Computer hardware and equipment	3 - 5 years
Furniture and fixtures	7 years

The Company assesses the recoverability of property and equipment by determining whether the depreciation of property and equipment over its remaining life can be recovered through projected undiscounted future cash flows. The amount of property and equipment impairment if any, is measured based on fair value and is charged to operations in the period in which property and equipment impairment is determined by management. As of June 30, 2011, the Company’s management has not identified any material impairment of its property and equipment.

Software Development Costs The Company capitalizes costs related to software and implementation in connection with its telecommunications expense management software application Clarity and ICERT and its helpdesk software application Foresight. For software development costs (or “internally developed intangible assets”) related to software products for sale, lease or otherwise marketed, significant development costs are capitalized from the point of demonstrated technological feasibility until the point in time that the product is available for general release to customers. Once the product is available for general release, capitalized costs are amortized based on units sold, or on a straight-line basis over a three-year period or such other such shorter period as may be required.

Research and Development Costs We engage in certain research and development activities to develop customized software, IT and other appropriate products and solutions for customers. In developing customized products and solutions for our customers, we work closely with our customers and are responsive to their feedback throughout the process. In addition, we have acquired assets in research and development through our strategic acquisitions. While we do engage in research and development of products and services, including customized software products for our customers, we did not have material research and development expenses in 2011 or 2010.

Goodwill and Other Intangible Assets The Company accounts for goodwill and other indefinite-lived intangible assets in accordance with ASC Topic 350 “Intangibles”. Under ASC Topic 350, goodwill and certain indefinite-lived intangible assets are not amortized but are subject to an annual impairment test during the fourth quarter of each year, and between annual tests if indicators of potential impairment exist. The Company has elected to perform this review annually on June 30th of each calendar year. We have not identified any impairment of goodwill as of June 30, 2011 or 2010.

Deferred Revenue Deferred revenue arises from advanced customer billings as permitted under contractual arrangements or from advance payments from customers for telecommunication expense managed services. Certain federal and state governments and their agencies may pay for services and/or devices in advance. These advance payments are recorded as deferred revenue and recognized as services are performed and/or devices delivered. Amounts recorded as deferred revenue are released when the monthly services are complete at the end of the month. The Company’s revenue recognition policy is below under the caption “revenue recognition”.

10

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred revenue may also consist of deferred implementation fees charged for the initial portal set up of telecommunications expense management customers. Deferred implementation fees are amortized over the estimated customer life and any related deferred implement costs are amortized over the same period. There were no significant implementation costs incurred during the years ended June 30, 2011 or June 30, 2010.

Revenue Recognition Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered, the contract price is fixed or determinable and collectability is reasonably assured. The Company has a standard internal process that is used to determine whether all required criteria for revenue recognition have been met. Revenue is recognized as follows for the following services:

▪	Managed Services – User access and device management services are delivered on a monthly basis and recognized as revenue based on fixed price per device. Management service charges include a service handling charge based on a percentage of services billed. Initial customer portal implementation fees, if any, are deferred and amortized ratably over the estimated customer life which ranges from 36 to 48 months. Invoice billing and payment services are performed on monthly basis. Revenue and related costs are recognized on a net basis as we do not have discretion in choosing providers, rate plans, and devices in providing the services to our customers. Certain federal and state governments and their agencies may pay for services and/or devices in advance. These advance payments are recorded as deferred revenue and recognized as services are performed and/or devices delivered.

▪	Asset Management Services – Equipment sales, rental, replacement and repair and wireless warranty services are delivered on a monthly basis. Revenue is recognized on the sale of telecommunications devices upon receipt of inventory and bills for services at cost plus applicable contractual administrative handling and shipping fees earned. Equipment rental, replacement and repair services are recognized as revenue based on a fixed price per device. Nonrefundable early termination fees are recognized when termination is known.

▪	Compliance Services – Consists of performing permission based audits, accounts payable audits, and compliance reviews. Revenue is recognized to the extent of billable rates times hours delivered plus material and other reimbursable costs incurred to deliver consulting services.

▪	Consulting Services – Consists of performing telecommunications network assessments, contract negotiations, information security consulting services, and infrastructure consulting services. Revenue is recognized on certain contingency-based consulting arrangements to the extent expected savings are realized and the customer signs-off on our value billing.

Advertising Costs The Company expenses advertising costs as they are incurred. Advertising expense was $62,292 and $70,943 for the years ended June 30, 2011 and 2010, respectively.

11

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes The Company accounts for income taxes in accordance with authoritative guidance which requires that deferred tax assets and liabilities be computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. The guidance requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company recognizes the impact of an uncertain tax position taken or expected to be taken on an income tax return in the financial statements at the amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized in the financial statements unless it is more likely than not of being sustained upon audit by the relevant taxing authority.

The Company files income tax returns in the U.S. federal jurisdiction and in one state. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three years from the filing of a tax return.

Subsequent Events Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are issued.

The Company has evaluated subsequent events through March 6, 2012, which is the date the financial statements were issued. See Note 15 to the consolidated financial statements for additional information regarding the Company’s asset sale transaction to a publicly-traded company.

Accounting Standards Update

Revenue Recognition – In October 2009 the FASB issued Accounting Standards Update (ASU) ASU 2009-13, “Revenue Recognition (Topic 605) – Multiple-Deliverable Revenue Arrangements – a Consensus of the FASB Emerging issues Task Force”. This update provides guidance for separating consideration in multiple-deliverable arrangements by establishing a selling price hierarchy based on vendor-specific objective evidence (VSOE) if available, third party evidence if VSOE is not available, or estimated selling price if neither VSOE nor third-party evidence is available. This update eliminates the residual method of allocating consideration to all the deliverables using the relative selling price method. ASU 2009-13 is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, which means that it became effective for the Company’s fiscal year beginning July 1, 2010. This update did not have a material impact on the Company’s financial statements.

12

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplementary Pro Forma Information for Business Combinations – In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations. This update requires disclosure of pro forma information as if the business combination occurred at the beginning of the prior annual reporting period as well a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination. ASU 2010-29 is effective for business combinations for which the acquisition date is on or after the Company’s fiscal year beginning on or after December 15, 2010, which means that it will be effective for the Company’s fiscal year beginning July 1, 2011. This disclosure requirement will not impact the Company’s 2012 financial statements.

Goodwill Impairment Testing – In December 2010, the FASB issued ASU 2010-28, Intangibles – Goodwill and Other (Topic 350): When to perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. ASU 2010-28 requires an entity to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. An entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. ASU 2010-28 is effective for fiscal years and interim period beginning on or after December 15, 2010, which means that it will be effective for the Company’s fiscal year beginning July 1, 2011. This update is not expected to have a material impact on the Company’s method of evaluating goodwill for impairment.

NOTE 3 – TRADE ACCOUNTS RECEIVABLE AND UNBILLED RECEIVABLES

Accounts receivable consist of the following at June 30:

	2011	2010
Commercial trade receivables	$1,305,818	$596,484
Government trade receivables	837,795	1,002,946
Gross trade receivables	2,143,613	1,599,430
Less: allowances for doubtful accounts	-	-

Trade receivables, net	$2,143,613	$1,599,430

13

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2011 and 2010:

	2011	2010
Mobile devices	$560,464	$560,464
Computer hardware and equipment	131,754	103,073
Furniture and fixtures	140,653	133,047
Total	832,871	796,584
Less: accumulated depreciation	(480,895)	(239,912)

Property and equipment, net	$351,976	$556,672

For the years ended June 30, 2011 and 2010, depreciation expense recorded was $240,983 and $239,912.

NOTE 5 – INTANGIBLE ASSETS AND GOODWILL

Intangible Assets

The Company has material intangible assets consisting of purchased and internally developed software used in the conduct of business. The following table summarizes purchased and internally developed intangible assets subject to amortization at June 30:

	2011
	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Weighted Average Amortization Period
Purchased and internally developed software	$2,633,629	$(783,988)	$1,849,641	3.00

	2010
	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Weighted Average Amortization Period
Purchased and internally developed software	$1,114,161	$(306,093)	$808,068	3.00

14

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes estimated future amortization for purchased and internally developed intangible assets for fiscal years ending June 30:

Year	Amount
2012	$877,860
2013	570,790
2014	400,991

Total	$1,849,641

Amortization expense was $477,895 and $306,093 for the years ended June 30, 2011 and 2010, respectively.

Goodwill

The changes in the carrying amount of goodwill were as follows for the years ended June 30:

	2011	2010
Beginning balances, July 1	$-	$-
Additions:
Comstructure LLC (CSLLC) goodwill	890,354	-
Reductions:	-	-

Ending balances, June 30	$890,354	$-

NOTE 6 – COMMISSIONS PAYABLE

The Company entered into exclusive sales agent and distribution channel agreements in an effort to expand its reach into the commercial and federal market space. These agreements have a customary term of two years and may be terminated with mutual agreement by both parties. The commission rates on first time customer agreements can range from 10% to 20%. The commission rate on customer renewals can range from 2% to 5%. Commissions are payable based on net revenue collected and remitted within 30 days of collection from the customer.

Commissions paid for the years ended June 30, 2011 and 2010 were $230,524 and $171,156 and are included in cost of sales. Unpaid commissions at June 30, 2011 and 2010 were $58,205 and $72,468, respectively.

15

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – DEFERRED REVENUE

Deferred revenue consists of the following at June 30:

	2011	2010
Advance customer billings	$271,861	$31,534
Advance customer payments	180,000	168,000

	$451,861	$199,534

There were no deferred revenue related to customer billings or payments that extend more than one year. Advance customer payments represent customer device and accessory prepayments that will be used against future customer orders. Advance customer payments are refundable.

NOTE 8 – LINE OF CREDIT

On July 23, 2010, the Company entered into a revolving loan and security agreement with First Virginia Community Bank to borrow up to $1,000,000 for operational purposes. The revolving loan borrowing base is based on eligible accounts receivable which is defined as 85% of billed government receivables, 80% of billed government subcontract receivables and 80% of billed commercial receivables aged less than 91 days. Additionally, the Company is required to maintain a lockbox with the lender to facilitate collection of customer receivables and controlled by the lender to apply first to outstanding line of credit balances. As a result of the lockbox requirement the Company is required to present its letter of credit as a current liability.

The Company subsequently entered into loan modifications on July, 29, 2010, February 15, 2011 and October 31, 2011. These modifications were made to extend the line of credit maturity to January 31, 2012. The line of credit is secured by the assets of the Company and is personally guaranteed by two separate stockholders in an amount up to $600,000 each, or $1,200,000 combined.

At June 30, 2011 and 2010, the line of credit had an outstanding balance of $649,156 and $844,938, respectively. The line of credit bore interest at the Wall Street Journal prime rate plus 1.50%, which was 4.75% and 4.50% at June 30, 2011 and 2010, respectively.

Under the terms of the agreement the Company has access to a $150,000 letter of credit facility. The line of credit requires annual payment of an unused letter of credit fee equal to 1.50% of the face of amount of the letter of credit and a documentation fee of $250. For the years ended June 30, 2011 and 2010, the Company paid fees of $2,500 and $2,500, respectively. The Company had no outstanding letters of credit issued at June 30, 2011 or 2010.

The Company is required to maintain financial covenants to comply with the terms of its letter of credit agreement such as minimum tangible capital funds of $775,000, minimum interest coverage ratio of 1.50 to 1.00 and a maximum leverage ratio of 2.75 to 1.00. The Company was not in compliance with its financial covenants at June 30, 2011 or 2010. All outstanding lines were paid in full when the Company was purchased by Wide Point Corporation (See Note 15).

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AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – NOTES PAYABLE

Notes payable consists of the following at June 30:

	2011	2010
Senior Debt
Net Results, Inc. Self-liquidating trust notes payable (1)	$1,541,102	$1,555,591

Subordinated Debt
Comstructure LLC notes payable (2)	1,200,000	-
Shareholder notes payable (3)	516,000	516,000
Seed money notes payable (4)	388,313	-
Avalon Technology, Inc. notes payable (5)	380,000	380,000
Vendor promissory note payable (6)	130,906	-
Bank note payable	3,943	11,929
Total long term notes payable	4,160,264	2,463,520
Less current portion	(876,625)	(26,418)

Notes payable, net	$3,283,639	$2,437,102

Future repayments on long-term notes payable for succeeding years are as follows:

Year	Amount
2012	$876,625
2013	1,189,317
2014	554,365
2015	146,082
2016	139,851
Thereafter	1,254,024

Total	$4,160,264

(1)	Net Results Inc. Self-liquidating Trust (the “Trust”) notes payable was assumed by the Company in connection with the July 1, 2009 merger of Net Results Group, Inc. Effective June 20, 2011, the Trust notes payable were separated into individual notes payable to the beneficiaries of the Trust. These obligations bear interest at 7.0% per annum and require monthly payment of principal and interest of $13,000. All unpaid interest and principal are payable at maturity. On April 30, 2011, the Company entered into a unified debt and subordination agreement (UDSA) to provide senior security for the First Virginia Community Bank line of credit and seed money notes payable obligations. As a result of the UDSA agreement this obligation is a subordinated obligation. There are no early prepayment penalties for early retirement of these obligations. These obligations were repaid in full out of the proceeds received from the sale of the Company on December 31, 2011. See Note 15 to the consolidated financial statements for additional information regarding the sale transaction.

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AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)	Comstructure LLC seller financed notes payable were issued on April 29, 2011 at principal amounts ranging from $16,327 to $468,258 to five current shareholders and mature on April 29, 2014. The proceeds from the note issuance were used to finance a portion of the purchase price. These obligations bear interest at 5.0% per annum with monthly installments based on savings formula as set forth in the note agreement which was approximately $37,500 at June 30, 2011. All unpaid interest and principal are payable at maturity. These promissory notes are subordinated to the First Virginia Community Bank promissory note agreement there are no early prepayment penalties for early retirement of these obligations. This obligation was repaid in full out of the proceeds received from the sale of the Company on December 31, 2011. See Note 15 to the consolidated financial statements for additional information regarding the sale transaction.

(3)	Individual shareholder notes payable were issued on February 22, 2010 at principal amounts ranging from $25,000 to $150,000 to six current shareholders and maturing between January 31, 2013 and January 13, 2014. The proceeds from the note issuance were used to provide additional operating capital to the company. These obligations bear interest at 9.0% per annum payable in monthly interest-only installments ranging from $375 to $1,125. All unpaid interest and principal are payable at maturity. These promissory notes are subordinated to the First Virginia Community Bank loan and security agreement described in Note 8 to the consolidated financial statements. There are no early prepayment penalties for early retirement of these obligations. These promissory notes are secured by all of the assets of the Company. In conjunction with financing agreement, the Company sold 2,750,000 shares of common stock for $2,750 to these same shareholders. As additional consideration for the equity interest granted certain shareholders bound by this agreement personally guaranteed up to $300,000 on the First Virginia Community Bank line of credit balance. These obligations were repaid in full out of the proceeds received from the sale of the Company on December 31, 2011. See Note 15 to the consolidated financial statements for additional information regarding the sale transaction.

(4)	Seed money promissory notes were issued on April 30, 2011 in the amount of $98,000 payable to five current shareholders and mature on January 31, 2014. The proceeds from the note issuance were used to provide additional operating capital to the company. These obligations bear interest at 5.25% per annum payable in monthly interest-only installments of $1,522. All unpaid interest and principal are payable at maturity. On April 30, 2011, the Company entered into a unified debt and subordination agreement (UDSA) to provide senior security for the First Virginia Community Bank line of credit and seed money notes payable obligations. As a result of the UDSA agreement this obligation is a subordinated obligation. There are no early prepayment penalties for early retirement of these obligations. These obligations were repaid in full out of the proceeds received from the sale of the Company on December 31, 2011. See Note 15 to the consolidated financial statements for additional information regarding the sale transaction.

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AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5)	Avalon Technology, Inc. promissory notes were issued on June 30, 2009 in the amount of $600,000. The proceeds from the note issuance were used to finance a portion of the purchase price. This is a non-interest bearing obligation which requires principal-only payments of $12,000 per month. On January 15, 2010 the Company exercised its right to offset required future payments of this obligation against unexpected costs and obligations that existed at the transaction date but were not disclosed by the seller. The unpaid balance of the original promissory note was $546,852 at the time payments ceased.

As more fully described in Note 10 to the consolidated financial statements, the Company and ATI litigated this matter in civil court and reached a settlement agreement prior to trial. As part of the settlement the Company issued a promissory note in the amount of $230,000 and $50,000 which was less than the remaining unpaid balance of $546,852 at January 15, 2010 when the Company ceased paying the original promissory note. This obligation, along with an additional $100,000 due at settlement, was repaid in full out of the proceeds received from the sale of the Company on December 31, 2011. See Note 15 to the consolidated financial statements for additional information regarding the sale transaction.

(6)	Vendor promissory note payable was issued on April 20, 2011 for $137,406 in settlement of unpaid obligations owed by the Company in the performance of certain customer contractual obligations. The promissory note matures on January 15, 2013. This obligation has no stated interest rate and payable in accreting monthly payments initially starting at $3,000 and increasing at increments of $250 to $500 per month. This obligation was repaid in full out of the proceeds received from the sale of the Company on December 31, 2011. See Note 15 to the consolidated financial statements for additional information regarding the sale transaction.

NOTE 10 – COMMITMENT AND CONTINGENCIES

Lease Commitments

The Company has entered into leasing arrangements with unrelated entities for its corporate executive and administrative offices, sales office, call centers, satellite client office for consultants and a secured data facility. These leases provide that the Company pay taxes, maintenance, insurance and other expenses as periodically determined by the landlord. Lease rates are generally increased annually by fixed amounts, subject to certain maximum amounts defined within individual agreements. Rent expense under these operating leases for 2011 and 2010 was approximately $183,000 and $237,000, respectively.

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AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Future minimum payments by year required under lease obligations consist of the following for fiscal years ending June 30:

Year	Amount
2012	$298,796
2013	259,272
2014	220,167
2015	142,496
2016	98,716
Thereafter	88,183

Total	$1,107,630

Employment Agreements

The Company has six employment and non-disclosure agreements with certain key senior executives that set forth compensation levels and provide for termination severance payments and continuation of benefits in certain instances. Additionally these employment agreements contain a non-compete provision for executives that own more than 2.0% of the Company’s common stock.

Certain employment agreements are structured as at-will employment agreements with initial terms of two to three years and a few agreements have no termination date. Employment agreements terminated with cause relieve the Company of the obligation to provide any termination severance payments and continuation of benefits. Additionally, certain senior executives with outstanding notes payable due from the Company are entitled to full repayment of such notes at the time of termination regardless of the cause of termination. There were no terminations during fiscal years ended June 30, 2011 or 2010 that would create an obligation for the Company.

Litigation

On June 30, 2009, the Company acquired certain business assets, contracts, and liabilities from Avalon Technology, Inc. (ATI). The Company made the acquisition so that it could enter into the federal government marketplace through ATI’s existing contracts. ATI was a provider of telecom-related and wireless management services to federal government agencies and large businesses. ATI ceased actively conducting business on the acquisition date.

20

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In connection with the acquisition the Company issued equity and debt instruments as purchase consideration. Subsequent to the acquisition date, the Company discovered material unrecorded accounts payable and other unexpected costs and obligations. Under the material adverse terms of the ATI Purchase Agreement and Promissory Note, the Company asserted it had the right to offset such obligations against the promissory note and ceased paying on the note. ATI and its sole shareholder disputed the Company actions and filed a lawsuit in Virginia against the Company to recover the balance of the note, $546,852. The Company counter sued and claimed its right to offset the obligations against the note. On October 27, 2011, both parties reached an agreement and mutually agreed to vacate the proceedings with prejudice. Under the terms of the settlement, the Company issued two non-interest bearing notes with principal balances of $230,000 and $50,000, respectively, and an additional $100,000 due at settlement. The amount owed to ATI and its sole shareholder as a result of final settlement is reflected in the financial statements as of June 30, 2011 and 2010 as presented in Note 9 to the consolidated financial statements. As of June 30, 2011 and 2010, the unpaid balance was $380,000, respectively. These obligations were subsequently repaid in January 2012.

NOTE 11 – INCOME TAXES

The Company has adopted the provisions of ASC 740-10-15. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company does not have any unrecognized tax benefits at June 30, 2010 or 2011, including interest and penalties. In the future, any interest and penalties related to uncertain tax positions will be recognized in income tax expense.

The Company files U.S. federal income tax returns and various states income tax returns. The Company may be subject to examination by the IRS for tax years 2009 forward. Additionally, the Company may be subject to examinations by various state taxing jurisdictions for tax years 2009 forward. The Company is currently not under examination by the IRS or any state tax jurisdiction.

As of June 30, 2011, the Company had net operating loss (NOL) carry forwards of approximately $720,000 to offset future taxable income for federal and state income tax purposes, which is net of the potential limitation discussed below. These carry forwards begin to expire in 2030. In assessing the ability to realize deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

21

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The significant components of the deferred tax assets (liabilities) consisted of the following as of June 30:

	2011	2010
Deferred tax assets:
Net operating loss carryforwards	$228,000	$338,000
Depreciation and amortization of property and equipment	95,000	48,000

Total deferred tax assets	323,000	386,000
Less: valuation allowance	-	(364,000)
Total deferred tax assets, net	323,000	22,000

Deferred tax liabilities:
Capitalized software costs	(453,000)	-
Depreciation and amortization of intangibles	-	(22,000)

Total deferred tax liabilities	(453,000)	(22,000)

Net deferred tax liability	$(130,000)	$-

Changes in the valuation allowance for the years ended June 30, are as follows:

	2011	2010
Beginning balance	$364,000	$-
Increase (decrease) in valuation allowance	(364,000)	364,000

Ending balance	$-	$364,000

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AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – STOCKHOLDER’S EQUITY

The Company is authorized to issue up to 20,000,000 shares of common stock with a par value of $0.001 per share. The Company’s equity capital raise transactions for the years ended June 30, 2010 and 2011 are set forth in the table below:

Equity Transaction Description	Transaction Date	Common Shares Outstanding (000s)
Balance June 30, 2009		5,923

Issuance of common shares as consideration for the asset purchase of Net Results Group, Inc.	7/1/09	4,364

Issuance of common shares sold to employees at par value	10/6/09	473

Issuance of common shares sold to shareholders as capital financing transaction	2/27/10	2,750

Issuance of common shares in exchange for shareholder guarantee of bank debt	3/23/10	500

Balance June 30, 2010		14,010

Issuance of common shares sold to employees at par value	4/30/11	1,061

Issuance of common shares sold to shareholders as capital financing transaction	4/30/11	664

Issuance of common shares as consideration for Comstructure LLC business combination	4/30/11	1,067

Issuance of common shares as consideration as capital financing transaction	4/30/11	200

Balance June 30, 2011		17,002

NOTE 13 – RELATED PARTY TRANSACTIONS

As described in Note 9, the Company has a note payable to a Trust of which some of its shareholders are also beneficiaries. Interest paid on this note was approximately $54,152 and $108,000 for 2011 and 2010, respectively.

23

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As described in Note 9, the Company has $516,000 of loans payable to stockholders. These loans are interest-only with the principal payable in full on January 31, 2013. These loans bear interest at 9.00%, which is computed and payable monthly, and are subordinated to the line of credit. Total interest paid to stockholders on these loans was approximately $54,000 in 2011 and 2010, respectively. See Note 9 for a listing and description of all related party notes payable.

At June 30, 2011 and 2010, the Company owed its stockholders an additional $4,407 for unreimbursed expenses. This amount is included in accounts payable at June 30, 2011 and 2010.

The Company had a lease agreement with a shareholder for its principal office in Hampton, VA through December 1, 2011. The lease required monthly payments of approximately $4,500. Total lease payments made to this shareholder for the years ended June 30, 2011 and 2010 were approximately $52,300 and $49,800, respectively. The Company did not renew the lease agreement at expiration. The Company signed a new lease agreement with an unrelated party for office space in Hampton, VA effective December 1, 2011.

NOTE 14 – BUSINESS COMBINATIONS

Net Results Group, Inc.

Effective July 1, 2009, the Company acquired Net Results Group, Inc. (NRG) in exchange for 4,363,709 of the Company’s common shares. The merger was primarily a technical undertaking, as the Company was formed specifically for the purpose of merging with NRG. NRG provided telecom consulting and expense management services.

The following table summarizes the final fair values of consideration given and the values of assets acquired and liabilities assumed recognized at the acquisition date:

Fair value of consideration given:
4,363,709 shares of AGS	$-

Fair value of identifiable assets and liabilities assumed:
Cash	$171,405
Trade receivables	288,471
Other current assets	6,052
Software	582,853
Deferred subordinated loan fees	250,000
Accounts payable	(1,159)
NRG Self liquidation trust notes payable	(1,619,696)

Net liabilities assumed	(322,074)
Par value of shares issued	(4,364)

Loss on acquisition	$(326,438)

24

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Comstructure, LLC

Effective April 30, 2011, Avalon Global Solutions, Inc. ("AGS") entered into a securities purchase agreement (“SPA”) to purchase the outstanding membership interests and business operations of Comstructure, LLC ("CLLC") for $2,000,000. The purchase price consisted of cash of $300,000, a 3-year $1.2MM promissory note payable bearing interest at 5.0% and issuance of 1,066,700 shares of AGS common stock valued by AGS at $500,000. CLLC provided telecom consulting and expense management services.

The following table summarizes the final fair values of consideration given and the values of assets acquired and liabilities assumed recognized at the acquisition date:

Fair value of consideration given:
Cash	$300,000
Issuance of debt	1,200,000
1,066,700 shares of AGS common stock	500,000

Total	$2,000,000

Fair value of identifiable assets and liabilities assumed:
Cash	$114,029
Trade receivables	327,843
Prepaid expenses and other assets	32,018
Property and equipment, net	36,287
Software	1,200,000
Deposits and other assets	9,225
Accounts payable	(96,156)
Loan due from AGS	(210,356)
Accrued expenses	(17,491)
Customer trust funds	(124,430)
Deferred revenue	(155,730)
Bank note payable	(5,593)
Total	1,109,646

Goodwill	890,354

Total	$2,000,000

25

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – SUBSEQUENT EVENTS

On December 30, 2011, WidePoint Corporation (a publicly-traded company) together with its wholly-owned subsidiary, WidePoint Solutions Corp. (WSC), a Delaware corporation, entered into an Asset Purchase Agreement (“APA”) with AGS pursuant to which WSC acquired certain assets and assumed certain liabilities of AGS. The purchased assets include, but are not limited to, customer contracts and relationships; assembled workforce talent and expertise necessary to manage the telecommunications and consulting operations and internally developed software upon which managed services are delivered by AGS. Assumed liabilities consist of customary trade vendor obligations incurred in the ordinary course of business and property and equipment leasing obligations required to operate the business. Total purchase price was $11,500,000 million consisting of cash of $7,500,000, and two subordinated seller financed promissory notes with face amounts of $1,000,000 and $3,000,000.

This sale transaction alleviated doubt raised about the Company’s ability to remain a going concern as a result of its accumulated net operating losses and net working capital deficiencies and extensive use of debt financing.

26